                                        Subsidiaries of
                             Fair, Isaac and Company, Incorporated
                                       Effective 10-1-99

Name of Company and                                                            Jurisdiction of
Name under which it                                                           Incorporation or
Does Business                                                                     Organization
----------------------------------------                                      ----------------
          Fair, Isaac International
                Corporation(1)                                                     California

         Data Research Technologies(1)                                              Minnesota

        Risk Management Technologies(1)                                            California

         Lindaro Office Park, Inc. (1)                                             California

          Fair, Isaac International
            Germany Corporation(2)                                                 California

           Fair, Isaac International
             Canada Corporation(2)                                                 California

           Fair, Isaac International
               UK Corporation(2)                                                   California

           Fair, Isaac International
             Japan Corporation(2)                                                  California

       Fair, Isaac International Ltd(2)                                              England

          Fair, Isaac International
             France Corporation(2)                                                 California

           Fair, Isaac International
             Mexico Corporation(2)                                                 California

          Fair, Isaac International
          Spain Corporation(2)                                                     California

          Fair, Isaac Brazil, LLC(2)                                                Delaware

         Radar International, Inc. (3)                                           Virgin Islands

         Fair, Isaac Do Brasil Ltda. (4)                                             Brazil

Footnotes:

(1)      100% owned by Fair, Isaac and Company, Incorporated.
(2)      100% owned by Fair, Isaac International Corporation.

                                                                                   EXHIBIT 21.1



(3)      100% owned by Risk Management Technologies
(4)      99% owned by Fair, Isaac International Corporation and 1% owned by Fair, Isaac Brazil, LLC


The 3 organizations listed below are former subsidiaries of Fair, Isaac, which were merged into the Company as of 9-30-99:

               DynaMark, Inc.(1)                                                    Minnesota

Credit & Risk Management Associates, Inc. (1)                                       Delaware

              Prevision, Inc.(1)                                                     Oregon